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                                                                   Exhibit 23b



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 12, 1998 included in Georgia Gulf Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.





/s/ Arthur Andersen LLP

Arthur Andersen LLP


Atlanta, Georgia
July 20, 1998